EXHIBIT 5.1

                        Blank Rome Comisky & McCauley LLP
                                Counselors at Law
                                One Logan Square
                      Philadelphia, Pennsylvania 19103-6998
                                  215-569-5500
                                Fax 215-569-5555


                                                             DIRECT DIAL NUMBER:
                                                                  (215) 569-5500

                                  July 17, 2001

First Colonial Group, Inc.
76 South Main Street
Nazareth, PA 18064

         Re:      First Colonial Group, Inc.
                  Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to First Colonial Group, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 300,000 shares of common stock, par value $5.00 per share (the "Common Stock"), by the Company pursuant to the 2001 Stock Option Plan (the "Plan"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the following documents: (i) the Company's Restated and Amended Articles of Incorporation and Bylaws, (ii) resolutions adopted by the Board of Directors and shareholders of the Company, (iii) the Registration Statement and (iv) the Plan. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement and the Plan, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Sincerely,


                                         /s/ BLANK ROME COMISKY & McCAULEY LLP
                                              BLANK ROME COMISKY & McCAULEY LLP